Exhibit 99.1

Galena Biopharma, Inc. Stockholders Approve Business Combination with SELLAS Life Sciences Group, Ltd; Board Sets Reverse Stock Split Ratio

San Ramon, California, December 29, 2017— Galena Biopharma, Inc. (NASDAQ: GALE) (“Galena”) announced today that its stockholders approved nine proposals at the reconvened Special Meeting of Stockholders held at 9:00 a.m. Eastern Time on December 29, 2017, including all proposals necessary to approve the business combination transaction in which the businesses of Galena and SELLAS Life Sciences Group Ltd (“SELLAS”), are expected to be combined (the “Merger”). One proposal, regarding approval of an amendment to Galena’s Certificate of Incorporation to allow the Galena board of directors to approve amendments to Galena’s bylaws, was not approved. The failure of stockholders to approve this proposal has no impact on the Merger.

Stockholders approved an amendment to the Galena Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued shares of the Galena common stock, at a ratio of not less than 1-for-10 and not greater than 1-for-30, with the exact ratio and effective time of the reverse stock split to be determined by the Galena board of directors and agreed upon by SELLAS and publicly announced by press release. Galena’s Board of Directors has determined, and SELLAS has agreed, to effect the reverse stock split of the Galena common stock at a ratio of 1-for-30. Therefore, every 30 shares of Galena common stock issued and outstanding or held by Galena in treasury immediately prior to the effective time of the reverse stock split will automatically be reclassified at the effective time into one fully paid and nonassessable share of Galena common stock. The reverse stock split is expected to become effective at 4:15 p.m. Eastern Time today, December 29, 2017.

Subject to the satisfaction of customary closing conditions, the Merger is expected to close shortly following the effectiveness of the reverse stock split. Assuming effectiveness of the reverse stock split and closing of the Merger today, the common stock of the continuing company, which will be renamed SELLAS Life Sciences Group, Inc., will commence trading on the NASDAQ Capital Market on a post-reverse stock split basis under the new symbol “SLS” on Tuesday, January 2, 2018. The CUSIP number for the common stock of the continuing company will be 81642T 100.

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including all statements regarding the timing of the closing of the Merger, the satisfaction of the conditions to closing the Merger, including the consummation of the reverse stock split and commencement of trading on the NASDAQ Capital Market under the symbol “SLS.” These statements constitute forward-looking statements and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Potential risks and uncertainties that could cause actual result to differ from the forward-looking statements are set forth under “Risk Factors” in Galena’s final proxy statement/prospectus/consent solicitation statement dated November 6, 2017 and filed with the SEC pursuant to Rule 424(b)(3) on November 8, 2017 and in Galena’s subsequently filed Form 10-Q and include, but are not limited to: difficulties and uncertainties associated with the closing of the Merger, including the risk that the conditions to the closing of the transactions are delayed or not satisfied; uncertainties as to the timing of the consummation of the transactions contemplated as part of the Merger and the ability of each party to consummate those transactions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Contact:

Remy Bernarda

SVP, Investor Relations & Corporate Communications

(925) 498-7709

ir@galenabiopharma.com

Source: Galena Biopharma, Inc.